EXHIBIT 99.1

GEE Group Announces Results for the Fiscal 2025 First Quarter

Jacksonville, FL / February 13, 2025 / Accesswire / GEE Group Inc. (NYSE American: JOB) together with its subsidiaries (collectively referred to as the “Company,” “GEE Group,” “our” or “we”), a provider of professional staffing services and human resource solutions, today announced consolidated results for the fiscal 2025 first quarter ended December 31, 2024. All amounts presented herein are consolidated or derived from consolidated amounts, and are rounded and represent approximations, accordingly.

Fiscal 2025 First Quarter Highlights

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Consolidated revenues for the fiscal 2025 first quarter were $26.0 million, down 15% compared with the fiscal 2024 first quarter revenues of $30.6 million. The decrease in consolidated revenues was mainly attributable to a continuing malaise in demand for the Company's services in the form of fewer job orders by companies due to prolonged macroeconomic weaknesses and policy uncertainty including the possibility of a recession, and persistent inflation that began in 2023 and continued throughout 2024.

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Professional contract staffing services revenues for the fiscal 2025 first quarter were $21.5 million, down 14% compared with the fiscal 2024 first quarter. Industrial contract services revenues for the fiscal 2025 first quarter were $2.0 million, down 20% compared with the fiscal 2024 first quarter. These year-over-year declines were mainly due to a decline in demand for the Company’s services. Our information technology, accounting, finance, engineering and office support staffing services provided to organizations in various locations in the U.S. continue to be affected by workforce volatility and economic headwinds, resulting in fewer job orders and projects that use contract labor. GEE Group’s light industrial contingent labor business in Ohio has been similarly affected.

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Direct hire placement revenues for the fiscal 2025 first quarter were $2.5 million, down 18% compared with the fiscal 2024 first quarter. Direct hire placement opportunities are highly cyclical, tending to rise during the midpoint and latter stages of an economic recovery and lead the decline in hiring during the initial phase of an economic slowdown and possible recession. Similar contract and direct hire services performance challenges as those experienced by the Company are also being experienced in the broader U.S. staffing industry.

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Gross profit and gross margin were $8.3 million, and 31.9%, for the fiscal 2025 first quarter, respectively, as compared with $9.7 million, and 31.8%, respectively, for the fiscal 2024 first quarter. The net increases in our gross margins are mainly attributable to changes in the mix of our contract services businesses favoring higher spread temporary placements and margins. The Company has also enacted bill rate increases in its professional and industrial contract services business, where feasible, to offset recent inflationary rises of our SG&A costs, in addition to contractor payroll and related employment costs. The resulting improvements in our professional services and overall contract services spreads and margins were offset somewhat by declines in our direct hire placement revenues, which have a 100% gross margin. The decline in our gross profit is primarily due to the decrease in net revenues as stated above.

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Selling, general and administrative expenses (“SG&A”) for the fiscal 2025 first quarter were $8.8 million, down 17% compared with $10.6 million for the fiscal 2024 first quarter. SG&A for the fiscal 2025 first quarter, as a percentage of revenues, were 33.9% compared with 34.6% for the fiscal 2024 first quarter. The decrease in SG&A expenses as a percentage of revenues during the fiscal 2025 first quarter was primarily the result of cost reduction initiatives taken by the Company during the prior sequential quarter to decrease fixed SG&A expenses, including fixed personnel-related expenses, occupancy costs, job boards and applicant tracking systems, that are not driven by revenues. The reduction in our SG&A as a percentage of revenue attributable to the aforementioned measures was offset, in part, by the effect of the 15% reduction in our consolidated revenues year-over-year.

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SG&A includes certain non-cash costs and expenses incurred related to acquisition, integration and restructuring and other non-recurring activities, such as certain corporate legal and general expenses associated with capital markets activities that either are not directly associated with core business operations or have been eliminated on a going forward basis. These costs were $0.1 million and $0.5 million for the fiscal 2025 first quarter and the fiscal 2024 first quarter, respectively, and include mainly expenses associated with former closed and consolidated locations, legal expenses related to other than routine matters, and personnel costs associated with eliminated positions.

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Net loss for the fiscal 2025 first quarter was $(0.7) million, or $(0.01) per diluted share, as compared with net loss of $(1.6) million, or $(0.01) per diluted share, for the fiscal 2024 first quarter. The reduction in net loss is mainly due to improvement in SG&A expenses, and the decreases in amortization and depreciation expenses.

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Adjusted net loss (a non-GAAP financial measure) for the fiscal 2025 first quarter, was $(0.6) million, as compared with adjusted net loss of $(1.0) million for the fiscal 2024 first quarter. Reconciliations of net loss to non-GAAP adjusted net loss are attached hereto.

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Adjusted EBITDA (a non-GAAP financial measure) for the fiscal 2025 first quarter was $(0.3) million, compared to $(0.2) million for the fiscal 2024 first quarter. As discussed above, adverse market conditions for the staffing industry continued into the 2025 fiscal year. As a result, GEE had fewer job orders and lower revenue generation. This, together with wage inflation and other cost increases, were the primary drivers of the declines in adjusted EBITDA. Reconciliations of net loss to non-GAAP adjusted EBITDA are attached hereto.

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As of December 31, 2024, cash balances were $19.7 million, borrowing availability under GEE Group’s bank ABL credit facility was $7.0 million which remains undrawn, and net working capital was $25.9 million. Current ratio was 4.7, shareholders’ equity was $83.6 million, and long term debt was zero.

•	Net book value per share and net tangible book value per share were $0.76 and $0.34, respectively, as of December 31, 2024.

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Subsequent to the end of the fiscal 2025 first quarter, the Company acquired Hornet Staffing, Inc. (“Hornet”). Hornet provides staffing solutions to markets serving large scale, "blue chip" companies in the information technology, professional and customer service staffing verticals. The Company expects the Hornet acquisition to enhance its ability to compete more effectively and anticipates that it will help the Company secure new business from Fortune 1000 and other large users of contingent and outsourced labor. Hornet’s workforce solutions include significant expertise in working with managed service providers ("MSP") and vendor management systems ("VMS"). Hornet’s initial post-acquisition results will be reflected in the Company’s consolidated financial statements beginning January 3, 2025, the closing date of the transaction.

GEE Group Inc. will hold an investor webcast/conference call on Friday, February 14, 2025 at 11a.m. EST to review and discuss the fiscal 2025 first quarter results. The Company’s prepared remarks will be posted on its website www.geegroup.com prior to the call.

Investor Conference Call/Webcast Information:

The investor conference call will be webcast, and you should pre-register in advance for the event to view and/or listen via the internet by clicking on the link below to join the conference call/webcast from your laptop, tablet or mobile device. Audio will stream through your selected device, so be sure to have headphones or your volume turned up. Questions can be submitted via email after the prepared remarks are delivered with management responding real time. A full replay of the investor conference call/webcast will be available at the same link shortly after the conclusion of the live event.

Audience Event Link:

Audience Event Link:

Audio Event Link:

Audience Event Link:	https://event.webcasts.com/starthere.jsp?ei=1708505&tp_key=ac3095ffad

A confirmatory email will be sent to each registrant to acknowledge a successful registration.

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Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “The Company’s financial results for the fiscal 2025 first quarter are indicative of a less than robust demand environment for the U.S. staffing industry. It has not yet recovered from the weakness experienced in the second half of 2023 and all of 2024. In many cases, the hiring of contract workers and direct hire personnel was put on hold by businesses which have taken a more guarded approach to initiating new projects or backfilling open roles.  This is primarily due to an uncertain macroeconomic environment and unknown government policy decisions. In addition, the job switching frenzy where people changed jobs for better pay, more generous perks and more flexibility post pandemic largely has worn off, ending the hottest job market in a generation. This had the effect of a reduction in both new job opportunities and the number of qualified candidates available to fill any open orders for placements across substantially all of our lines of business. We expect that the demand environment will gradually improve in the latter part of 2025 and beyond. In anticipation, we are taking actions to prudently manage our Company so that we are well prepared for an eventual recovery. We are closely monitoring business activity and tightly managing our costs. Management continually evaluates GEE’s expenses and looks for opportunities to further streamline our business and reduce costs. The Company plans to adopt artificial intelligence (“AI”) software for enhanced, cost-efficient recruiting and AI agents for prospecting target accounts and increasing sales. Our employees are very dedicated, highly skilled and motivated to deliver world class service to our clients in a cost efficient manner.”

Mr. Dewan added, “We are excited to have completed our acquisition of Hornet Staffing, Inc., which we announced in early January. We have completed Hornet’s integration, are using the offshore recruiting team and are moving full speed ahead on several collaborative and strategic initiatives involving Hornet and our other brands. The Company has a strong balance sheet with a current ratio of 4.7 and substantial liquidity resources, both in cash and borrowing capacity. GEE Group’s strategy includes making prudent investments to fuel both organic and acquisition growth. We will deploy GEE Group's capital judiciously, with the primary objective of maximizing shareholder value.”

Additional Information to Consider in Conjunction with the Press Release

The aforementioned Fiscal 2025 First Quarter Highlights and Results should be read in conjunction with all of the financial and other information included in GEE Group's most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, as well as any applicable recent Current Reports on Forms 8-K and 8-K/A, Registration Statements and Amendments on Forms S-1 and S-3, and Information Statements on Schedules 14A and 14C, filed with the SEC. The discussion of financial results in this press release, and the information included herein, include the use of non-GAAP financial measures. Schedules are attached hereto which reconcile the related financial items prescribed by accounting principles generally accepted in the United States (“GAAP” or “U.S GAAP”) to the non-GAAP financial information. These non-GAAP financial measures are not a substitute for the comparable measures prescribed by GAAP as further discussed below in this press release.  See "Use of Non-GAAP Financial Measures" and the reconciliations of Non-GAAP Financial Measures used in this press release with the Company’s corresponding financial measures presented in accordance with U.S. GAAP below.

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Financial information provided in this press release also may consist of or refer to estimates, projected or pro forma financial information and certain assumptions that are considered forward looking statements, are predictive in nature and depend on future events, and any such predicted or projected financial or other results may not be realized nor are they guarantees of future performance.  See "Forward-Looking Statements" below which incorporates "Risk Factors" related to the COVID-19 pandemic and other potential items which may possibly have a negative effect on the Company's business.

Use of Non-GAAP Financial Measures

The Company discloses certain non-GAAP financial measures in this press release, including adjusted net loss, EBITDA and adjusted EBITDA. Management and the Board of Directors use and refer to these non-GAAP financial measures internally as a supplement to financial information presented in accordance with U.S. GAAP. Non-GAAP financial measures are used for purposes of evaluating operating performance, financial planning purposes, establishing operational and budgetary goals, compensation plans, analysis of debt service capacity, capital expenditure planning and determining working capital needs. The Company also believes that these non-GAAP financial measures are considered useful by investors.

Non-GAAP adjusted net loss is defined as net loss adjusted for non-cash stock compensation expenses, acquisition, integration, restructuring and other non-recurring expenses, capital markets-related expenses, and gains or losses on extinguishment of debt or sale of assets. Non-GAAP EBITDA is defined as net loss before interest, taxes, depreciation and amortization. Non-GAAP adjusted EBITDA is defined as EBITDA, adjusted for the same items used to derive non-GAAP adjusted net loss.

Non-GAAP adjusted net loss, EBITDA and adjusted EBITDA, are not terms proscribed or defined by GAAP and, as a result, the Company's measure of them may not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as substitutes for, nor as being superior to net loss reported in the consolidated statements of income, cash and cash flows reported in the consolidated statements of cash flows, or other measures of financial performance reflected in the Company's consolidated financial statements prepared in accordance with U.S. GAAP included in Form 10-K and Form 10-Q for their respective periods filed with the SEC, which should be read and referred to in order to obtain a comprehensive and thorough understanding of the Company's financial results. The reconciliations of net loss to non-GAAP adjusted net loss, net loss to non-GAAP EBITDA and non-GAAP adjusted EBITDA referred to in the highlights or elsewhere in this press release are provided in the following schedules that also form a part of this press release.

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Reconciliation of Net Loss to
Non-GAAP Adjusted Net Loss
Three Month Periods Ended December 31,
(In thousands)
	2024	2023
Net loss	$(692)	$(1,555)
Non-cash stock compensation	118	153
Other income	(33)	-
Severance agreements	-	300
Acquisition, integration & restructuring	91	243
Other losses (gains)	-	5
Net tax effect (25.1%)	(44)	(176)
Non-GAAP adjusted net loss	$(560)	$(1,030)

Reconciliation of Net Loss to
Non-GAAP EBITDA and Adjusted EBITDA
Three Month Periods Ended December 31,
(In thousands)
	2024	2023
Net loss	$(692)	$(1,555)
Interest expense	66	71
Interest income	(155)	(190)
Depreciation	57	84
Amortization	205	720
Other income	(33)	-
Non-GAAP EBITDA	(552)	(870)
Non-cash stock compensation	118	153
Severance agreements	-	300
Acquisition, integration & restructuring	91	243
Other losses (gains)	-	5
Non-GAAP adjusted EBITDA	$(343)	$(169)

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GEE GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(Amounts in thousands except per share data)

	Three Months Ended
	December 31,
	2024	2023
NET REVENUES:
Contract staffing services	$23,515	$27,576
Direct hire placement services	2,511	3,055
NET REVENUES	26,026	30,631

Cost of contract services	17,730	20,895
GROSS PROFIT	8,296	9,736

Selling, general and administrative expenses	8,815	10,606
Depreciation expense	57	84
Amortization of intangible assets	205	720
LOSS FROM OPERATIONS	(781)	(1,674)
Interest expense	(66)	(71)
Interest income	155	190
LOSS BEFORE INCOME TAX PROVISION	(692)	(1,555)
Provision for income taxes	-	-
NET LOSS	$(692)	$(1,555)

BASIC LOSS PER SHARE	$(0.01)	$(0.01)
DILUTED LOSS PER SHARE	$(0.01)	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	109,413	109,907
DILUTED	109,413	109,907

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GEE GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(Amounts in thousands)

	December 31, 2024	September 30, 2024
ASSETS
CURRENT ASSETS:
Cash	$19,694	$20,828
Accounts receivable, less allowances ($548 and $568, respectively)	12,334	13,747
Prepaid expenses and other current assets	960	825
Total current assets	32,988	35,400
Property and equipment, net	503	559
Goodwill	46,008	46,008
Intangible assets, net	629	834
Deferred tax assets, net	9,495	9,495
Right-of-use assets	2,932	3,252
Other long-term assets	234	353
TOTAL ASSETS	$92,789	$95,901

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,733	$1,987
Accrued compensation	3,100	5,223
Current operating lease liabilities	1,109	1,195
Other current liabilities	1,084	916
Total current liabilities	7,026	9,321
Noncurrent operating lease liabilities	2,061	2,287
Other long-term liabilities	65	82
Total liabilities	9,152	11,690

SHAREHOLDERS' EQUITY:
Common stock, no-par value; authorized - 200,000 shares; 114,900 shares issued and 109,413 shares outstanding at December 31, 2024 and September 30, 2024	113,247	113,129
Accumulated deficit	(26,424)	(25,732)
Treasury stock; at cost - 5,487 shares at December 31, 2024 and September 30, 2024	(3,186)	(3,186)
Total shareholders' equity	83,637	84,211
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$92,789	$95,901

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